POWER OF ATTORNEY

       Know all by these presents, that the undersigned hereby constitutes and appoints Leslie Fleischer, Esquire when acting as Director of Legal Affairs for Integrated Circuit Systems, Inc., the Company, 2435 Blvd. of the
Generals, Norristown, PA  19403,  Fleischer, the undersigneds true and lawful attorney in fact to:
       1	execute for and on behalf of the undersigned, in the
undersigneds capacity as a Section 16 Insider, as that term is defined in
Section 16a of the Securities Exchange Act of 1934 and the rules thereunder, of Integrated Circuit Systems, Inc., the Company, Forms 3, 4,
and 5 in accordance with Section 16a of the Securities Exchange Act of 1934 and the rules thereunder
       2	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
       3	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, including but not limited to execution and filing Form 144 on behalf of the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.
       The undersigned hereby grants to the attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney in fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigneds responsibilities, including to comply with
Section 16 of the Securities Exchange Act of 1934.
       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file all of Forms 3, 4 and 5 and 144 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney in fact.
       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of December, 2004.

Signature  Russell G. Weinstock